Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report  dated September 22, 2011,  for the year ended December 31, 2010 and 2009,  related to the financial statements of DNA Precious Metals, Inc., and the unaudited report for the nine months ended September 30, 2011 and 2010 dated  October 31, which appear in DNA Precious Metals, Inc’s Registration Statement on Amendment Number one  dated January 25, 2012.

We further consent to our designation as an expert in accounting and auditing .

/s/ KBL, LLP
New York, NY
January 24, 2012